Exhibit 10.2

EXECUTION VERSION

POWER SOLUTIONS INTERNATIONAL, INC.

2012 INCENTIVE COMPENSATION PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”), dated June 6, 2012, is by and between Power Solutions International, Inc., a Delaware corporation (the “Company”), and Eric A. Cohen (the “Grantee”).

In accordance with Section 7 of the Power Solutions International, Inc. 2012 Incentive Compensation Plan (the “Plan”), and subject to the terms of the Plan, the Company hereby grants to the Grantee a stock appreciation right (the “SAR”) on the terms and conditions as set forth below. Unless and until the Company’s stockholders approve the Plan, the SAR will not be exercisable. All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the SAR and to set forth its terms, the Company and the Grantee agree as follows:

1. Grant. The Committee hereby grants to the Grantee on June 6, 2012 (the “Grant Date”) a SAR covering 543,872 Shares (the “SAR Shares”). This grant is intended to meet the performance-based exemption under Code Section 162(m).

2. Strike Price. The Strike Price of each SAR Share is $22.07 (the “SAR Share Price”) (subject to adjustment as provided in Section 4.2 of the Plan), with an aggregate Strike Price of $12,003,255.04. The SAR Share Price is greater than 100% of the Fair Market Value of one Share on the Grant Date.

3. Term and Vesting of the SAR. The SAR Term will expire on the tenth (10th) anniversary of the Grant Date. The SAR will become vested and, subject to Paragraph 4, exercisable as follows:

(a) the SAR will vest and become exercisable with respect to 181,291 of the SAR Shares on June 6, 2013;

(b) the SAR will vest and become exercisable with respect to an additional 181,291 SAR Shares on June 6, 2014; and

(c) the SAR will vest with respect to the remaining 181,290 SAR Shares on June 6, 2015.

4. Restriction on Exercisability.

(a) Notwithstanding anything to the contrary contained herein, the SAR shall not be exercisable, in whole or in part, prior to the date (the “Exercisability Date”) that is the later of:

(i) the date the Company’s stockholders approve the Plan; and

(ii) the last of any seven Valuation Dates, within any period of 10 or fewer consecutive Valuation Dates that commence after the Grant Date and prior to the end of the Term, on each of which the Common Stock Market Value is equal to or greater than the Strike Price (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Grant Date) (the “Exercise Threshold”);

; provided that, to the extent that the SAR would, but for the provisions of this Paragraph 4(a), have become exercisable prior to the Exercisability Date, the SAR shall, on the Exercisability Date, become exercisable with respect to all of the SAR Shares with respect to which this SAR would otherwise have become exercisable prior to the Exercisability Date pursuant to Paragraph 3.

(b) For purposes of the Agreement, the following terms have the following meanings:

(i) “Affiliate,” as applied to any Person, means any other Person controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” means the possession of 10% or more of the voting stock or equity interests of such Person.

(ii) “Bloomberg” means Bloomberg Financial Markets (or any successor thereto).

(iii) “Common Stock Market Value” means, on any Trading Day, the VWAP of a Share on such day as reported by Bloomberg (excluding Excluded Trades).

(iv) “Excluded Trades” means any purchase, sale or other trades with respect to Shares by or at the direction of Company; any officers (including the Grantee), directors, or affiliates of the Company, or any of their respective Family Members, Affiliates or other representatives; provided, however, that any sales of Shares by or at the direction of Grantee (or any of his Family Members, Affiliates or other representatives) of a price per share that is less than the Exercise Threshold, shall not be Excluded Trades for purposes of determining whether the Exercise Threshold has been met.

(v) “Family Member” means with respect to an individual, such persons who are related to such individual by marriage, blood or adoption, including, without limitation, such individual’s spouse, former spouse, children, grandchildren, parents, grandparents, nieces, nephews, and cousins, as well as any relationships similar to the above created by marriage (e.g., step-children or mother-in-law).

(vi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(vii) “Principal Market” means OTC Markets Group Inc. (or successor thereto); provided, however, that, if at any time on or after the Grant Date the Shares are listed on a U.S. national securities exchange, the “Principal Market” shall mean such U.S. national securities exchange; provided, further, that if the Shares are not quoted by OTC Markets Group Inc. (or successor thereto) or listed on a U.S. national securities exchange, “Principal Market” shall mean the OTC Bulletin Board (or successor thereto) or such other principal securities exchange or trading market for the Shares.

(viii) “Trading Day” means any day on which the Principal Market is open for trading.

(ix) “Valuation Date” means (A) any Trading Day on which the Principal Market is a U.S. national securities exchange and the daily dollar trading volume (as reported by Bloomberg) of the Shares on such Principal Market (excluding Excluded Trades) is $30,000 or greater or (B) any Trading Day on or after March 31, 2013 on which the Principal Market is not a U.S. national securities exchange and the daily dollar trading volume (as reported to Bloomberg) of the Shares on such Principal Market (excluding Excluded Trades) is at least $100,000.

(x) “VWAP” means, with respect to the Shares, the dollar-weighted average price for the a Share (excluding Excluded Trades) on its Principal Market during the period beginning at 9:30 a.m. Eastern time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. Eastern time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg and, if applicable, using its “Volume at Price” functions.

(c) In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to the SAR as are provided for in the Plan.

(d) Notwithstanding anything to the contrary contained herein, the SAR will become fully vested and exercisable upon a Change in Control, even if the Grantee does not experience a Termination of Service.

5. Exercise of SAR.

(a) Notice. On or after the date the SAR becomes exercisable, but prior to the expiration of the SAR in accordance with Paragraph 3 or 4 above, the SAR may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 6 hereof, by his permitted successor) upon delivery of written notice to the Company of exercise that identifies this Agreement and states the number of SAR Shares for which the SAR is then being exercised.

(b) Payment. As of the date of exercise of the SAR, the Company shall settle the exercised portion of the SAR in Shares as provided in Section 7.5 of the Plan. The number of Shares to be issued to the Grantee for the payment with respect to the aggregate number of SAR Shares for which the SAR is exercised shall be determined in accordance with the following formula:

Pt = (F*S) – (22.07*S)

F

Where:

Pt	=	The number of Shares (rounded down to the nearest whole number) to be issued to the Grantee upon exercise of the SAR
F	=	The lesser of (i) the Fair Market Value of one Share on the date of exercise, and (ii) the arithmetic average of the Common Stock Market Value on each of the 10 consecutive Valuation Dates (or, if there have been a total of fewer than 10 Valuation Dates, on each of all such Valuation Dates) immediately preceding the date of exercise.
S	=	The number of SAR Shares for which the SAR is being exercised

The exercised SAR shall be settled in whole Shares, and the value of any fractional share of Stock shall be forfeited.

(c) Additional Information. Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

(d) Delivery of Shares. Upon satisfaction of the conditions and requirements of this Paragraph 5 and the Plan, the Company will either (i) credit the number of Shares issuable upon the exercise of the SAR (determined in accordance with Paragraph 5(b) above) to the Grantee through a book entry on the records kept by the transfer agent for the Common Stock or (ii) deliver to the Grantee (or his permitted successor) a certificate or certificates for such number of Shares. Upon exercise of the SAR (or a portion thereof), the Company will have a reasonable time to issue the Shares (or credit such Shares on the records if applicable) issuable upon such exercise, and the Grantee will not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such Shares are issued and transferred (or credited, if applicable), except as otherwise provided in the Plan or this Agreement.

6. Limitation upon Transfer. The SAR and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; or (c) be subject to execution, attachment or similar process. Any attempt to transfer the SAR, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of the SAR or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the SAR or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. This Grantee shall be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

7. Amendment. No discontinuation, modification or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the SAR, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

8. Rights as a Stockholder. The Grantee will have the rights of a stockholder with respect to the Shares subject to the SAR only upon becoming the holder of record of such Shares.

9. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company is not obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of the SAR or (b) cause a book entry related to the Shares pursuant to an exercise of the SAR to be entered on the records of the transfer agent for the Common Stock unless and until the Company is advised by its counsel that such issuance and delivery (or entry on the records, as applicable) of such certificates is in compliance with all applicable securities and other laws, regulations of governmental authority, and the requirements of any securities exchange or market upon which Shares are listed or traded. The Company may require, as a condition of such issuance and delivery (or entry on the records, as applicable) of such certificates, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

10. No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Grantee to exercise the SAR.

11. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or any of its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him without regard to the effect that such treatment might have upon him as a Grantee.

12. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the SAR, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 17 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he is responsible for the tax consequences associated with the grant and exercise of the SAR.

13. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

14. No Limitation on Rights of the Company. The grant of the SAR will not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Chief Executive Office, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of its conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof. Each party hereto submits to venue in, and jurisdiction of, the State or Federal Court (as may be appropriate) nearest to the Company’s then headquarters.

17. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the SAR subject to all the terms and provisions of this Agreement and of the Plan. The SAR is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the SAR shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his home address (as contained in the Company’s records); (b) delivered to the Grantee at his e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

19. Construction.

(a) Notwithstanding any other provision of this Agreement, this Agreement is made and the Awards are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

(b) The following rules of construction will apply to the Plan: (i) the word “or” is disjunctive but not necessarily exclusive and (ii) words in the singular include the plural, words in the plural include the singular, and (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

20. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument, and may be delivered by facsimile or other form of electronic transmission.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

Power Solutions International, Inc.

By:	/s/ Gary S. Winemaster
Name:	Gary Winemaster
Title:	Chief Executive Officer

Grantee

By:	/s/ Eric A. Cohen
Name:	Eric A. Cohen